UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 9, 2022 (August 4, 2022)
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2022, DENTSPLY SIRONA Inc. (the “Company”) and Ranjit S. Chadha, the Company’s Chief Accounting Officer, mutually agreed upon the separation of Mr. Chadha from the Company, effective September 2, 2022 (the “Termination Date”). From August 4, 2022, until the Termination Date, Mr. Chadha will be an inactive employee but is expected to remain available for executive transition requests.

On August 9, 2022, the Company hired Richard M. Wagner to serve as its Chief Accounting Officer, as well as the principal accounting officer for purposes of the Company’s filings with the Securities and Exchange Commission, which appointment will be effective August 15, 2022. From August 4, 2022 until Mr. Wagner’s start date, the Company’s interim Chief Financial Officer, Barbara W. Bodem, will serve in the additional role of principal accounting officer.

Mr. Wagner, age 54, is joining the Company from his position as Chief Accounting Officer, Vice President and Corporate Controller of Hillrom Holdings, Inc., a position he held since 2018. Previously, he was Vice President and Controller, Lighting, at Cree, Inc. from 2017 to 2018. Prior to Cree, Inc., Mr. Wagner served as Vice President and Corporate Controller of DENTSPLY International Inc. from 2011 through and following the Company’s merger with Sirona Dental Systems, Inc. until 2017. Mr. Wagner is a Certified Public Accountant. He received his B.S. in Accounting from Penn State University.

Pursuant to his employment letter, Mr. Wagner will be paid an annual base salary of $400,000 and a one-time sign-on bonus of $100,000 (subject to repayment under certain circumstances). He will also receive an initial grant of restricted stock units (“RSUs”) with a grant date fair value of $150,000, vesting over a period of three years after the date of grant at the rate of one-third per year.

Mr. Wagner will also be eligible for (i) a target annual bonus of 40% of his base salary (on a pro-rated basis for 2022) as part of and subject to the conditions of the Company’s Annual Incentive Plan, and (ii) an annual equity award with an expected grant date fair value of $240,000 (on a pro-rated basis for 2022) in the following components: (a) 25% in the form of stock options vesting one-third per year over a three-year period, (b) 25% in the form of RSUs vesting one-third per year over a three-year period, and (c) 50% in the form of performance restricted stock units (“PRSUs”) with vesting based on achievement of the performance metrics and cliff vesting simultaneously with the PRSUs granted to other members of executive management. Additionally, Mr. Wagner is eligible to participate in the Company’s benefits programs offered to executive employees.

Mr. Wagner does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Cherée H. Johnson
Cherée H. Johnson, Senior Vice President,
Chief Legal Officer, General Counsel and Secretary

Date: August 9, 2022